                                                                     EXHIBIT 1.1

                                   $50,000,000*
                               RICHEY ELECTRONICS


                   7% Convertible Subordinated Notes due 2006


                               PURCHASE AGREEMENT


                                                               February 21, 1996

JEFFERIES & COMPANY, INC.
CRUTTENDEN ROTH INCORPORATED
  c/o JEFFERIES & COMPANY, INC.
11100 Santa Monica Boulevard
Los Angeles, California 90025

Ladies/Gentlemen:

          Richey Electronics, Inc., a Delaware corporation (the "Company"), agrees with you as follows:

     1. ISSUANCE OF SECURITIES. The Company proposes to issue and sell to you (the "Initial Purchasers") an aggregate of $50,000,000 principal amount of its 7% Convertible Subordinated Notes due 2006 (the "Firm Notes"). The Company also proposes to grant to the Initial Purchasers an option to purchase an aggregate of up to $7,500,000 additional principal amount of its 7% Convertible Subordinated Notes due 2006 (the "Option Notes") as provided in Section 7 hereof. The Firm Notes and Option Notes will be convertible into shares (the "Underlying Securities") of common stock, $0.001 par value, of the Company
(the "Common Stock"). The Firm Notes and the Option Notes are referred to herein collectively as the "Notes." The Notes and the Underlying Securities are referred to herein collectively as the "Securities." The Notes will be issued pursuant to the provisions of an Indenture to be dated as of February 15, 1996 (the "Indenture") to be between the Company and First Trust of California, National Association, as trustee (the "Trustee").

          The Notes will be offered and sold without being registered under the Securities Act of 1933, as amended (the "Act"), in reliance on exemptions therefrom provided by the Act and the rules and regulations (the "Rules and Regulations") thereunder.

          In connection with the offer and sale of the Notes, the Company has prepared a preliminary offering circular dated February 1, 1996 (the "Preliminary Offering Circular") and a final offering circular dated February 21, 1996 (the "Final Offering Circular") for delivery to prospective purchasers of the Notes. Each of the Preliminary Offering Circular and the Final Offering Circular includes or incorporates certain information concerning, among other things, the Company, the Notes and the Underlying Securities. The Final Offering Circular incorporates by reference each document or report filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date thereof and prior to the termination of the distribution of the Notes as set forth in the Final Offering Circular. As used herein, the terms "Preliminary Offering Circular" and "Final Offering Circular" shall include in each case the documents incorporated by reference therein, and any and all supplements and amendments to such documents incorporated by reference therein and any and all amendments and supplements to the Preliminary Offering Circular or the Final Offering


- -------------------------
   * Plus an option to purchase an aggregate of up to $7,500,000 additional principal amount of the Company's 7% Convertible Subordinated Notes due 2006 from the Company to cover overallotments.

Circular, as the case may be, and the term "Offering Circular" shall include the Preliminary Offering Circular and the Final Offering Circular. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Preliminary Offering Circular or Final Offering Circular that are filed subsequent to the date of such Offering Circular with the Commission pursuant to the Exchange Act.

     2. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. The Company represents and warrants to and agrees with the Initial Purchasers that:

          (a) The Preliminary Offering Circular does not, and the Final Offering Circular as of its date does not, and on the Closing Date and Option Closing Date (as hereinafter defined) will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in the foregoing sentence do not apply to statements or omissions in either Offering Circular based upon information relating to the Initial Purchasers furnished to the Company in writing by you expressly for use therein as specified in Section 3(c) hereof. The Company is subject to Section 13 or 15(d) of the Exchange Act. The Company has timely filed with the Commission all the documents that are incorporated by reference in the Offering Circular and that the Company was required to file with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (collectively, the "SEC Documents"). The SEC Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules, regulations and instructions of the Commission thereunder, and any documents so filed and incorporated by reference in any Offering Circular subsequent to the date hereof will, when they are filed with the Commission, conform in all material respects to the requirements of the Exchange Act and the rules, regulations and instructions of the Commission thereunder. No stop order or other similar order or decree preventing the use of any Offering Circular, or any order or decree asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued and remains in effect and, to the best knowledge of the Company, no proceedings for that purpose have been commenced or are contemplated.

          (b) Each of the Company and Deanco, Inc. ("Deanco") has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to own, lease and operate its properties and conduct its business as described in each Offering Circular; the Company directly owns (beneficially and of record) all of the outstanding capital stock of Deanco, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest (other than liens and security interests described in the Final Offering Circular); the Company and Deanco are each duly qualified to do business as a foreign corporation and are in good standing in each jurisdiction in which the ownership or leasing of properties or the conduct of their respective business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and Deanco taken as a whole, whether or not occurring in the ordinary course of business (a "Material Adverse Effect"); no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

          (c) The Company does not have any subsidiaries other than Deanco and RI Interconnect Systems, Inc., nor does it control, directly or indirectly, any other corporation, association or other entity. Except for the shares of capital stock of Deanco owned by the Company, and stock in other companies with an aggregate cost basis less than $50,000, neither the Company nor Deanco owns any shares of stock or any other securities of any corporation or has any equity interest in any firm, partnership, association or other entity material in amount in relation to the net assets of the Company. RI Interconnect Systems, Inc. does not conduct any business, and is not a party to any contract, agreement or other instrument, which is or could reasonably be expected to be material to the business, prospects, financial condition or results of operations of the Company, nor does it own or lease any real or personal property.


                                       2.

          (d) The Company has full legal right, power and authority to enter into this Agreement, the Registration Rights Agreement (as such term is hereinafter defined), the Indenture and the Notes and to perform the transactions contemplated hereby and thereby. This Agreement, the Registration Rights Agreement and the Indenture have been duly and validly authorized, executed and delivered by the Company and are valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except, in the case of this Agreement and the Registration Rights Agreement, insofar as indemnification, contribution and waiver provisions may be limited by applicable law, equitable principles or public policy and except, with respect to all such agreements, as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally or by equitable principles of general applicability. The execution and delivery by the Company of, and performance of its obligations under, this Agreement, the Registration Rights Agreement, the Indenture and the Notes, and the consummation of the transactions herein and therein contemplated, does not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any loan agreement, note agreement or other evidence of indebtedness, any lease or contract, or any other agreement or instrument to which the Company or Deanco is a party or by which the property of the Company or Deanco is bound, or (ii) the charter or bylaws of the Company or Deanco, or (iii) any law, statute, order, rule, regulation, writ, injunction, judgment or decree of any court or governmental agency or body having jurisdiction over the Company or Deanco or over the properties of the Company or Deanco, except, in the cases of clauses
(i) and (iii), for breaches, violations or defaults which, in the aggregate or singly, could not reasonably be expected to have a Material Adverse Effect.

          (e) The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will (x) constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally or by equitable principles of general applicability, and (y) be entitled to the benefits of the Indenture.

          (f) The Notes, the Registration Rights Agreement and the Indenture conform in all material respects to all statements in relation thereto contained in each Offering Circular. The Underlying Securities have been duly authorized and duly reserved for issuance and, upon issuance thereof upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and nonassessable shares of Common Stock of the Company and will be issued free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest and will not be subject to any preemptive rights, purchase rights or similar rights.

          (g) There is not any pending or, to the Company's knowledge, any threatened action, suit, claim or proceeding against the Company or Deanco, or any of their respective officers or any of their properties, assets or rights before any court or governmental agency or body or otherwise which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or which might adversely affect the power or ability of the Company to perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Notes, or which might prevent or delay consummation of the transactions contemplated hereby or thereby, in each case, which have not been accurately described in all material respects in the Final Offering Circular.

          (h) All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and the authorized and outstanding capital stock of the Company as it will exist on the Closing Date (as hereinafter defined) is as set forth in the Final Offering Circular under the caption "Capitalization" and conforms in all material respects to the statements relating thereto contained in the Final Offering Circular (and such statements correctly state the substance of the instruments defining the capitalization of the Company). No preemptive right, co-sale right, right of first refusal, other rights to subscribe for or purchase securities or other right of securityholders similar to any of the foregoing exists with respect to any of the Securities or the issuance or sale thereof other than those that have been expressly waived prior to the date hereof and described in the Final Offering Circular. No further approval or authorization of


                                       3.

any stockholder, the Board of Directors or others is required for the issuance and sale or transfer of the Notes, or the issuance and transfer of the Underlying Securities, except, with respect to the transfer of the Notes and the Underlying Securities, as may be required under the Act and which will be satisfied upon the completion by the Company of its obligations under the Registration Rights Agreement. All issued and outstanding shares of capital stock of Deanco have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in the Final Offering Circular, neither the Company nor Deanco has any outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description in the Final Offering Circular of the Company's stock option and other stock plans or arrangements, and, as of the date stated in the document in which such information appears, the options or other rights granted and exercised thereunder accurately and fairly describe such plans, arrangements, options and rights.

          (i) McGladrey & Pullen, LLP, which has examined the consolidated financial statements, together with the related schedules and notes, of the Company as of December 31, 1993, 1994 and 1995 and for each of the years in the three years ended December 31, 1995, which are incorporated by reference or included in the Final Offering Circular (the "Financial Statements") and the consolidated financial statements and related schedules and notes of Electronic Distribution Acquisition Company ("EDAC") as of December 19, 1995 and for the period from January 1, 1995 through December 19, 1995, and Ernst & Young LLP, which has examined certain other financial statements of EDAC and Deanco included in the Final Offering Circular, are each independent public accountants within the meaning of the Act and the Rules and Regulations; the Financial Statements, the audited financial statements and related notes of Deanco and EDAC included or incorporated by reference in the Final Offering Circular (the "Deanco/EDAC Statements") and the unaudited consolidated financial information of the Company, Deanco and EDAC which are incorporated by reference or included in the Final Offering Circular, each fairly present the financial position and the results of operations of the Company, Deanco or EDAC, as the case may be, at the respective dates and for the respective periods to which they apply; and the Financial Statements and Deanco/EDAC Financial Statements and such unaudited consolidated financial information included or incorporated by reference in the Final Offering Circular have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as may be otherwise stated therein. The selected and summary financial and statistical data incorporated by reference or included in the Final Offering Circular present fairly the information shown therein and have been compiled on a basis consistent with the Financial Statements.

          (j) Subsequent to the respective dates as of which information is given in the Final Offering Circular, there has not been any material adverse change or development with respect to the business, prospects, financial condition or results of operations of the Company and Deanco, taken as a whole, whether or not arising in the ordinary course of business, (a "Material Adverse Change") or any change which would adversely affect the power or ability of the Company to perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Notes.

          (k) Except as disclosed in the Final Offering Circular, subsequent to December 31, 1995, (i) neither the Company nor Deanco has (A) issued any securities (other than the issuance by the Company of 3,500 shares of Common Stock upon the exercise of outstanding options in accordance with their terms),
(B) incurred any material liabilities or obligations, direct or contingent,
(C) entered into any transaction not in the ordinary course of business,
(D) entered into any transaction with any affiliate (as defined below) of the Company or Deanco, (E) declared or paid any dividend on its stock, or (F) made any other distribution to any of its stockholders; and (ii) there has not been any material change in the capital stock or other equity, or material increase in the short-term debt or long-term debt, of the Company of Deanco or any development involving or which may reasonably be expected to involve a Material Adverse Change. For purposes of this Agreement, the term "Affiliate" shall have the meaning ascribed thereto in Rule 405 promulgated by the Commission pursuant to the Act.


                                       4.

          (l) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution and delivery by the Company of this Agreement, the Registration Rights Agreement, Indenture or the Notes, or for the consummation by the Company of the transactions contemplated hereby or thereby, except such as may be required under the Blue Sky laws of any jurisdiction in connection with the purchase and resale of the Notes by the Initial Purchasers and except as may be required in connection with the performance of the Company's obligations under the Registration Rights Agreement.

          (m) Except as set forth in the Final Offering Circular, (i) the Company has good and marketable title to all properties and assets described in the Final Offering Circular as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company and Deanco considered as one enterprise, (ii) the agreements to which the Company or Deanco are a party or by which their properties are bound described in the Final Offering Circular, or included as exhibits to filings made with the Commission or which would be required to be filed as an exhibit to an Annual Report on Form 10-K for the year ended December 31, 1995 if such Annual Report was now required to be filed (collectively, "Material Contracts"), are valid agreements, enforceable by the Company or Deanco (as applicable) in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles and, to the knowledge of the Company, the other contracting party or parties thereto are not in material breach or material default under any such agreements, and
(iii) the Company and Deanco have valid and enforceable leases for the properties described in the Final Offering Circular as leased by them except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. Except as set forth in the Final Offering Circular, the Company and Deanco own or lease all such properties as are necessary to their respective operations as described in the Final Offering Circular.

          (n) The pro forma financial information and the related notes thereto included in the Preliminary Offering Circular and the Final Offering Circular have been properly compiled in conformity with the standards set forth in Rule 11-02 of Regulation S-X and on the pro forma bases described therein and, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate in all material respects to give effect to the transactions and circumstances referred to therein. The financial information of the Company set forth in the Preliminary Offering Circular and the Final Offering Circular under the captions "OFFERING CIRCULAR SUMMARY-- SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA," "SELECTED FINANCIAL DATA," and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" is accurately presented and prepared on a basis consistent with the relevant financial statements and books and records of the Company from which such information has been derived.

          (o) Each of the Company and Deanco maintains a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (p) The Company has a reasonable basis for its estimate of the cost savings and resulting pro forma improvements in EBITDA (as defined in the Final Offering Circular) that it expects to realize, as described in the Offering Circular under the captions "Offering Circular Summary -- Acquisition of Deanco" and "Pro Forma Statement of Operations -- Notes to Pro Forma Statement of Operations"; such estimates were prepared by the Company in good faith on the basis of reasonable assumptions; and such assumptions used in the determination of the amount of such estimates constitute all of the material assumptions relevant to such estimate.


                                       5.

          (q) The Company and Deanco have timely filed all necessary federal, state and foreign income and franchise tax returns required to be filed by them and have paid all taxes shown thereon as due, and there is no tax deficiency that has been or, to the Company's knowledge, might be asserted against the Company other than such taxes as could not reasonably be expected to have a Material Adverse Effect, in each case except as described in the Final Offering Circular.

          (r) Each of the Company and Deanco maintains insurance covering its properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and Deanco and their businesses. The Company has not received written notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof.

          (s) The Company and Deanco own or possess adequate rights to use all material inventions, trade secrets, trademarks, service marks, trade names and copyrights ("Intellectual Property") which are material to the conduct of their businesses as described in the Final Offering Circular; the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of the Company or Deanco by others with respect to any Intellectual Property; neither the Company nor, to the Company's knowledge, Deanco has received any notice of, or has any knowledge of, any infringement of or conflict with asserted rights of others with respect to any Intellectual Property.

          (t) There are no material outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or Deanco to or for the benefit of any of the executive officers or directors of the Company or any of the members of the families of any of them.

          (u) Each of the Company and Deanco has all necessary authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all regulatory or governmental officials, bodies and tribunals ("Permits") to own or lease its properties and to conduct its business as described in the Final Offering Circular, except where the failure to obtain the same could not reasonably be expected to have a Material Adverse Effect, and neither the Company nor, to the Company's knowledge, Deanco has received any notice or written threat of proceedings relating to the revocation or modification of any such Permits; each of the Company and Deanco has fulfilled and performed in all material respects all of their respective current obligations with respect to such Permits, and no event has occurred which allows, or after notice or lapse of time, or both, would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be expressly set forth in the Final Offering Circular; and, except as described therein, such Permits contain no restrictions that are materially burdensome to the Company or Deanco. The Company is not aware of any existing or imminent matter which may adversely impact the operations or business prospects of it or Deanco other than as disclosed in the Final Offering Circular.

          (v) Neither the Company nor Deanco is (i) in violation of its respective charter or by-laws, or of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or Deanco or of any judgment or any decree of any court or governmental agency or body having jurisdiction over the Company or Deanco where the consequences of such violation could reasonably be expected to have a Material Adverse Effect, or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease, bond, debenture, bank loan, credit agreement or other agreement, instrument or evidence of indebtedness to which the Company or Deanco is a party or by which it is or any of them may be bound, or to which any of the property or assets of the Company or Deanco is subject, except for violations or defaults which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.



                                       6.

          (w) Neither the Company nor Deanco is in Violation (as defined below) of any Federal, state, local or foreign laws or regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products ("Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively , "Environmental Laws"), which Violation could be reasonably expected to have a Material Adverse Effect. As used herein, "Violation" includes, but is not limited to, noncompliance with any permit or other governmental authorization required under applicable Environmental Laws and noncompliance with the terms and conditions of any such permit or authorization.

          (x) To the knowledge of the Company, there is no claim, action, cause of action, investigation or written notice by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, or release into the environment, of any Material of Environmental Concern at any location owned or operated by the Company or Deanco or (B) circumstances forming the basis of any Violation, or alleged violation, of any Environmental Law (collectively, "Environmental Claims") pending or threatened against the Company or Deanco or against any person or entity whose liability for any Environmental Claim the Company or Deanco has retained or assumed either contractually or by operation of law which liability or violation could be reasonably expected to have a Material Adverse Effect.

          (y) To the knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that could prevent compliance by the Company or Deanco in all material respects with applicable Environmental Laws.

          (z) The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is quoted on the Nasdaq Stock Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Stock Market, nor has the Company received any notification that the Commission or the National Association of Securities Dealers, Inc. ("NASD") is contemplating terminating such registration or listing.

          (aa) The Firm Notes and Option Notes satisfy the requirements set forth in Rule 144A(d)(3) under the Act for securities to be eligible for trading pursuant to Rule 144A.

          (bb) None of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) has engaged or will engage in any directed selling efforts (as that term is defined in Regulation S under the Act ("Regulation S")) with respect to any of the Notes, and the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers) have complied and will comply with the offering restrictions requirement of Regulation S.

          (cc) Neither the Company nor any Affiliate of the Company, directly or through any agent or any person acting on its or their behalf, (i) has sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) which is or will be integrated with the sale of the Notes under Rule 502(a) of Regulation D under the Act in a manner that would require the registration under the Act of the Notes or the resale thereof by the Initial Purchasers, or (ii) has engaged in any form of general solicitation or general advertising (as those terms are used in Rule 502(c) of Regulation D under the Act) in connection with the offering of the Notes or the resale thereof by the Initial Purchasers, or (iii) has engaged or will engage in any manner in a public offering in connection with the sale of the Notes within the meaning of


                                       7.

Section 4(2) of the Act (assuming, with respect to (ii) and (iii), the accuracy and completeness of the Initial Purchaser's representations, warranties and agreements in Sections 3(d) and 3(e) hereof).

          (dd) It is not necessary in connection with the offer, sale and delivery of any of the Notes to the Initial Purchasers in the manner contemplated by this Agreement to register any of the Notes or the Underlying Securities under the Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

          (ee) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

          (ff) The Company has not paid or agreed to pay to any person any compensation in connection with the solicitation of any person to purchase any Notes except as contemplated by this Agreement.

          (gg) Neither the Company nor any of its Affiliates has taken or will take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Notes or of the Common Stock of the Company to facilitate the sale or resale of any of the Notes.

          (hh) The Company has not at any time during the last five (5) years
(i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

          (ii) Neither the Company nor Deanco nor any agent thereof acting on the Company's behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulation G (12 C.F.R Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R Part 221) or Regulation X (12 C.F.R Part 224) of the Board of Governors of the Federal Reserve System.

          (jj) Upon the issuance of the Notes and the application of the proceeds thereof as contemplated by the Final Offering Circular, the present fair saleable value of the assets of the Company will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Company as they become absolute and matured; the assets of the Company, upon the issuance of the Notes and the application of the proceeds thereof as contemplated by the Offering Circular, will not constitute unreasonably small capital to carry out its businesses as conducted or as proposed to be conducted, including the capital needs of the Company, taking into account the projected capital requirements and capital availability of the Company.

          (kk) The Company has complied and will comply with all provisions of Florida Statutes Section 517.075 and the regulations thereunder, relating to issuers doing business with Cuba.

          (ll) There are no holders of securities of the Company or Deanco with registration rights to have any securities registered under the Act other than Barclay & Company, and no holder of securities of the Company has any right to have any securities registered under the Act as a part of or in connection with the Shelf Registration Statement contemplated by the Registration Rights Agreement.

          (mm) Certain officers and directors of the Company beneficially owning an aggregate of at least 1,409,375 shares of Common Stock have agreed in writing that such persons will not, for a period of 90 days from the effective date of this Agreement (the "Lock-up Period"), offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "Disposition") any shares of Common


                                       8.

Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock (collectively, "Company Securities") now owned or hereafter acquired directly by such person or with respect to which such person has or hereafter acquires the power of disposition, otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction, (ii) as a distribution to partners or stockholders of such person, provided that the distributees thereof agree in writing to be bound by the terms of this restriction or (iii) with the prior written consent of Jefferies & Company, Inc. The Company has provided to counsel for the Initial Purchasers true, accurate and complete copies of all of the agreements pursuant to which such officers and directors have agreed to such or similar restrictions (the "Lock-up Agreements") presently in effect. In addition each such officer and director has agreed in writing not to purchase any of the Securities, other than Securities that have been or are being sold in a transaction registered under the Act, directly or indirectly, until after three years following the later to occur of the Closing Date or the latest Option Closing Date, if any.

          (nn) The Company and Deanco are not in violation of any federal, state or local law relating to discrimination in the hiring, promotion or pay of employees nor any applicable wage or hour laws that, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There is (i) no significant unfair labor practice complaint or any complaint relating to the termination of any severance or similar plan adopted by the Company or Deanco, pending against the Company or Deanco or, to the knowledge of the Company, threatened against the Company or Deanco before the National Labor Relations Board, any state or local labor relations board or any other administrative agency or court, and (ii) no labor dispute in which the Company or Deanco is involved nor, to the knowledge of the Company, is any such labor dispute imminent, other than routine disciplinary and grievance matters. Neither the Company nor Deanco is a party to or bound by any collective bargaining or similar agreement with any labor organization or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company or Deanco and none of the employees of the Company or Deanco are represented by any labor organization and the Company has no knowledge of any current union organizing activities among the employees of the Company or Deanco. The Company and Deanco are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations and published interpretations thereunder; no "reportable event" (as defined in ERISA and the regulations and published interpretations thereunder) has occurred or is reasonably expected to occur with respect to any "pension plan" (as defined in ERISA and the regulations and published interpretations thereunder) established or maintained by the Company or Deanco; the amount of "unfunded benefit liabilities" (as defined in ERISA and the regulations and published interpretations thereunder) under all "pensions plans" does not exceed
$100,000; the Company and Deanco have not incurred nor expect to incur liability under Title IV of ERISA with respect to termination of, or withdrawal from, any "pensions plan" or under Sections 4971, 4975 or 4980B of the Internal Revenue Code of 1986, as amended (the "Code"); and each "pension plan" established or maintained by the Company or Deanco that is intended to be qualified under
Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification. The execution and delivery of this Agreement, the Registration Rights Agreement and the Indenture and the sale of the Notes to the Initial Purchasers will not involve any "prohibited transaction" within the meaning of Section 406 of ERISA, or the rules and regulations promulgated thereunder, or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). The representation made by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Initial Purchasers as set forth in the Final Offering Circular under the section entitled "TRANSFER RESTRICTIONS."

          (oo) Neither the Company nor any Affiliate thereof has distributed and, prior to the later to occur of (A) the Option Closing Date or
(B) completion of the resale of the Notes by the Initial Purchasers, will not distribute without your prior written consent any offering material in connection with the offering and sale of the Note other than the Offering Circular.


                                       9.

     3.   OFFERING, PURCHASE, SALE AND DELIVERY OF FIRM NOTES AND OPTION NOTES.

          (a) You have advised the Company that you have made and will make an offering of the Firm Notes and Option Notes purchased by you hereunder on the terms to be set forth in the Final Offering Circular and in this Agreement, as soon after this Agreement is entered into as in your judgment is advisable.

          (b) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Initial Purchasers, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, the aggregate principal amount of Firm Notes set forth opposite its name on SCHEDULE A hereto at a purchase price of 96.50% of the principal amount thereof (the "Purchase Price") plus accrued interest, if any, from February 26, 1996 to the date of payment and delivery.

          Delivery of definitive certificates for the Firm Notes to be purchased by the Initial Purchasers pursuant to this Section 3 shall be made against payment of the purchase price therefor by the Initial Purchasers by certified or official bank check in next-day funds, payable to the order of the Company, at the offices of Dewey Ballantine, 333 South Hope Street, 30th Floor, Los Angeles, California 90071 (or at such other place as may be agreed upon between Jefferies & Company, Inc. (the "Manager") and the Company), at 7:00 a.m., Los Angeles time (a) on February 26, 1996, or at such other time and date not later than seven (7) full business days following the first day that Notes are traded as the Manager and the Company may determine (or at such time and date to which payment and delivery shall have been postponed pursuant to Section 10 hereof), such time and date of payment and delivery being herein called the "Closing Date." The certificates (including one or more global certificates), if any, for the Firm Notes to be so delivered will be made available to you at such office or at such other location including, without limitation, in New York City, as you may reasonably request for checking at least one full business day prior to the Closing Date and will be in such names and denominations as you may request, such request to be made at least two full business days prior to the Closing Date. To the extent that the Manager so elects, delivery of the Firm Notes held in global certificates may be made by credit through full fast transfer to the accounts at DTC designated by the Manager.

          (c) The information set forth in the last paragraph on the cover page of the Final Offering Circular, and in the sixth, eighth and eleventh paragraphs, under the caption "PLAN OF DISTRIBUTION" in the Final Offering Circular (in each case, insofar as such information relates to the Initial Purchasers) constitutes the only information furnished by or on behalf of the Initial Purchasers to the Company for inclusion in the Final Offering Circular, and you represent and warrant to the Company that the statements made therein are true and correct and do not fail to state any material fact necessary in order to make such statements, in light of the circumstances in which made, not misleading.

          (d) Each Initial Purchaser severally represents and warrants that it is an accredited investor as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Act (an "Institutional Accredited Investor"). Each Initial Purchaser severally agrees with the Company that (a) it has not solicited and will not solicit offers for, or offer or sell, any Notes by any form of general solicitation or general advertising (as those terms are used in Rule 502(c) of Regulation D under the Act) or engage in any manner in a public offering in connection with the sale of the Notes within the meaning of
Section 4(2) of the Act (assuming the accuracy and completeness of the Company's representations, warranties and compliance with its agreements in Sections 2(aa), 2(bb), 2(cc), 2(dd), 4(e), 4(f), 4(m) and 4(n) hereof), and
(b) it has solicited and will solicit offers for the Notes only from, and has offered and will offer and sell the Notes only to, persons that it reasonably believes to be (A) in the case of offers or sales inside the United States, either (i) qualified institutional buyers, as defined in Rule 144A(a)(1) under the Act ("QIBs"), (ii) Institutional Accredited Investors or (iii) a limited number of other accredited investors as defined in Rule 501(a)(5), (6), or (8) of Regulation D under the Act (each an "Accredited Investor"); provided, that
(x) sales to any Accredited Investor that is not an Institutional Accredited Investor may only be made under such circumstances as may be approved by counsel to the Company and counsel to the Initial Purchasers, and (y) each Institutional Accredited Investor, prior to its purchase of the Firm Notes and the Option Notes, shall have delivered to the Initial Purchasers a letter containing the representations and


                                       10.

agreements set forth in Annex A to the Final Offering Circular and each other Accredited Investor shall have delivered to the Initial Purchasers a letter containing such representations and agreements with such modifications thereto as may be approved by counsel to the Company and counsel to the Initial Purchasers; and (B) in the case of offers or sales outside the United States, either (i) persons described in clause (A) above, (ii) persons other than U.S. persons (as such term is defined in Rule 902(o) of Regulation S under the Act), or (iii) a distributor (as such term is defined in Rule 902(c) of Regulation S under the Act) that has represented and agreed as set forth in Section 3(d), 3(e) and 3(f) hereof as if the provisions of such sections applied to such distributor rather than to the Initial Purchasers. Each Initial Purchaser shall maintain for the period required by the National Association of Securities Dealers, Inc. records relating to compliance with Sections 3(d), 3(e) and 3(f).

          (e) Each Initial Purchaser severally agrees that neither it, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S under the Act) with respect to any Notes, and such Initial Purchaser, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S under the Act.

          (f) Each Initial Purchaser severally represents, warrants, and agrees with respect to offers and sales outside the United States that:

               (i) Such Initial Purchaser has (A) not offered or sold, and will not offer or sell in the United Kingdom by means of any document any Notes other than to persons whose ordinary business it is to buy and sell shares or notes, whether as a principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Public Offers of Securities Regulations 1995 ("Regulations") (B) complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Regulations with respect to the Notes in, from or otherwise involving the United Kingdom, and (C) only issued or passed on and will only issue and pass on to any persons in the United Kingdom any document received by it in connection with the issue of the Notes if that person is of a kind described in Article 11(d) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995; and

               (ii) such Initial Purchaser will not offer or sell any Notes directly or indirectly in Japan or to or from any resident of Japan except
(A) pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan and (B) in compliance with any other applicable requirements of Japanese law.

     4. FURTHER AGREEMENTS OF THE COMPANY. The Company agrees with the Initial Purchasers as follows:

          (a) If, during the period beginning on the date hereof and ending on the date on which the Initial Purchasers shall have resold all of the Notes, any event shall occur or condition exist as a result of which it is necessary in the judgment of the Company or the reasonable judgment of the Manager to amend or supplement the Final Offering Circular in order to make the statements therein, in the light of the circumstances existing at the time when such Final Offering Circular is delivered to a purchaser of Notes, not misleading, or if, in the opinion of your counsel, it is necessary to amend or supplement such Final Offering Circular to comply with applicable law, the Company shall forthwith prepare and furnish, at its own expense, to you either amendments or supplements to such Final Offering Circular so that the statements in such Final Offering Circular as so amended or supplemented will not, in the light of the circumstances when such Final Offering Circular is delivered to a purchaser of Notes, be misleading or so that such Final Offering Circular, as so amended or supplemented, will comply with applicable law.

          (b) Before amending or supplementing the Final Offering Circular, the Company shall furnish to you a copy of each such proposed amendment or supplement and shall not use any such proposed amendment or supplement to which the Manager may reasonably object.


                                       11.

          (c) The Company will cooperate with the Initial Purchasers and their counsel to qualify the Securities for sale under the securities or Blue Sky laws of such jurisdictions in the United States as you may designate and to continue such qualifications in effect for so long as may be required for purposes of the distribution of the Securities, except that the Company shall not be required in connection therewith or as a condition thereof to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction in which it is not otherwise required to be so qualified or to so execute a general consent to service of process. In each jurisdiction in which the Securities shall have been qualified as above provided, the Company will make and file such statements and reports in each year as are or may be reasonably required by the laws of such jurisdiction.

          (d) The Company will furnish to the Initial Purchasers, as soon as available, copies of the Preliminary Offering Circular and the Final Offering Circular, any documents incorporated by reference therein and any amendments or supplements to such documents, all in such quantities as you may from time to time reasonably request until all of the Notes shall have been sold by the Initial Purchasers.

          (e) The Company will not, directly or indirectly, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) which could be integrated with the sale of any of the Notes under Rule 502(a) of Regulation D under the Act in a manner which would require the registration under the Act of the Notes or the resale thereof by the Initial Purchasers.

          (f) The Company will not, directly or indirectly, solicit any offer to buy or offer or sell any of the Notes by means of any form of general solicitation or general advertising (as those terms are used in Rule 502(c) of Regulation D under the Act) or engage in any manner in a public offering in connection with the sale of the Notes within the meaning of Section 4(2) of the Act.

          (g) To the extent that any Securities remain outstanding and are "restricted securities" within the meaning of Rule 144 under the Act, during the three-year period following the Closing Date (or, if later, the Option Closing Date) and during the three-year period following the sale of any such Security by an affiliate of the Company (for purposes of this Section 4(g) only, as such term is defined in Rule 144(a)(1) under the Act), the Company will make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to and in compliance with Section 13 or 15(d) of the Exchange Act.

          (h) The Company will use its reasonable best efforts to permit the Notes to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market and to permit the Notes to be eligible for clearance and settlement through DTC.

          (i) The Company and any person acting on its behalf will not, and the Company will use its reasonable best efforts to cause its Affiliates or any person acting on their behalf (other than the Initial Purchasers) not to, engage in any directed selling efforts (as that term is defined in Regulation S under the Act) with respect to any of the Notes, and the Company and each person acting on its behalf (other than the Initial Purchasers) will, and the Company will use its reasonable best efforts to cause its Affiliates and any person acting on their behalf to comply with the offering requirements of Regulation S under the Act.

          (j) During the Lock-up Period, the Company will not, without the prior written consent of the Manager effect a Disposition, directly or indirectly, of any Company Securities other than: (i) the sale of the Notes and Underlying Securities hereunder, and (ii) the Company's grant of options to purchase Common Stock or issuance of Common Stock under the Company's 1992 Stock Option Plan.

          (k) The Company will at all times reserve and keep available, free of any preemptive rights, co-sale rights, registration rights, rights of first refusal, other rights to subscribe for or purchase securities or other rights of securityholders similar to any of the foregoing, out of its authorized but unissued Common Stock,


                                       12.

for the purpose of effecting the conversion of the Notes into Common Stock, the full number of shares of Common Stock issuable upon the conversion of all outstanding Notes.

          (l) The Company will apply the proceeds from the sale of the Notes as set forth under the caption "USE OF PROCEEDS" in the Final Offering Circular.

          (m) The Company will ensure that each certificate representing any Notes bears the following legend (unless such Note has been resold pursuant to an effective registration statement under the Act):

               THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE
          "SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND MAY
          NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE NOTE EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION;
          (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THE NOTE EVIDENCED HEREBY RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION, AS TRUSTEE, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTE EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE),
          (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE NOTE EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(F) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE NOTE EVIDENCED HEREBY WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF SUCH
          NOTE (OTHER THAN A TRANSFER PURSUANT TO


                                       13.

          CLAUSE 2(F) ABOVE), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION, AS TRUSTEE. IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE 2(C) OR 2(E) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION, AS TRUSTEE, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS NOTE EVIDENCED HEREBY PURSUANT TO CLAUSE 2(F) ABOVE OR THE EXPIRATION OF THREE YEARS FROM THE ORIGINAL ISSUANCE OF THE NOTE EVIDENCED HEREBY. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS
          GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

          (n) The Company will ensure that each stock certificate representing Underlying Securities bears the following legend (unless such Underlying Securities have been resold pursuant to an effective registration statement under the Act):

               THE COMMON STOCK EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND
          MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. THE HOLDER HEREOF AGREES THAT UNTIL THE EXPIRATION OF THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THE NOTE UPON THE CONVERSION OF WHICH THE COMMON STOCK EVIDENCED HEREBY WAS ISSUED, (1) IT WILL NOT RESELL OR OTHERWISE TRANSFER THE COMMON STOCK EVIDENCED HEREBY EXCEPT
          (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN COMPLIANCE WITH RULE 144A, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO OTR, INC., AS TRANSFER AGENT, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRANSFER AGENT), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT


                                       14.

          TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (2) PRIOR TO ANY SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE
          1(F) ABOVE), IT WILL FURNISH TO OTR, INC., AS TRANSFER AGENT, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (3) IT WILL DELIVER TO EACH PERSON TO WHOM THE COMMON STOCK EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE
          1(F) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF COMMON STOCK EVIDENCED HEREBY PURSUANT TO CLAUSE 1(F) ABOVE OR THE EXPIRATION OF THREE YEARS FROM THE ORIGINAL ISSUANCE OF THE NOTE UPON THE CONVERSION OF WHICH THE COMMON STOCK EVIDENCED HEREBY WAS ISSUED OR UPON THE EARLIER SATISFACTION OF OTR, INC., AS TRANSFER AGENT, THAT THE COMMON STOCK HAS BEEN OR IS BEING OFFERED AND SOLD IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT. AS USED HEREIN, THE TERMS "UNITED STATES" AND "U.S. PERSON" HAVE
          THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE
          SECURITIES ACT.

          (o) The Company will not knowingly sell any of the Securities to any Affiliate of the Company, and the Company will use its reasonable best efforts to ensure that no Affiliate of the Company purchases any of the Securities, other than, in each case, Securities that have been or are being sold in a transaction registered under the Act, until after three years following the later to occur of the Closing Date or the latest Option Closing Date, if any.
In connection with the foregoing, certain existing Affiliates of the Company have executed and the Company will use its reasonable best efforts to secure from any other person who is currently an Affiliate of the Company, or who becomes a Affiliate of the Company after the effective date of this Agreement, written agreements that they will not purchase any of the Securities, other than Securities that have been or are being sold in a transaction registered under the Act, until after three years following the later to occur of the Closing Date or the latest Option Closing Date, if any. In the event that the three-year holding period specified in Rule 144(k) is reduced to a shorter period, then references in this paragraph (o) to "three" shall refer instead to such shorter period.

          (p) In connection with any disposition of Securities pursuant to a transaction made in compliance with applicable state securities laws and
(i) satisfying the requirements of Rule 144(k) under the Act, (ii) satisfying the requirements of Rule 904 of Regulation S under the Act in the case of the Underlying Securities, (iii) made pursuant to an effective registration statement under the Act or (iv) disposed of in any other transaction that does not require registration under the Act, the Company will reissue certificates evidencing such Securities without the legends referred to in Section 4(m) or 4(n) hereof (provided, in the case of a transaction specified in clause (iv) above, that the legal opinion referred to therein supports the removal of such legends).

          (q) The Company agrees to comply with all of the terms and conditions of the Registration Rights Agreement, and all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Notes by DTC for "book entry" transfer.



                                       15.

          (r) During the period beginning on the original issuance date of the Notes and ending on the date that is three years from such date, the Company will not resell, and will use its reasonable best efforts to prevent any of its Affiliates from reselling (x) any Notes which constitute "restricted securities" under Rule 144 or (y) any securities into which such Notes have been converted under the Indenture, which constitute "restricted securities" under Rule 144, except in each case for resales by Affiliates in transactions registered under the Act. In the event that the three-year holding period specified in rule 144(k) is reduced to a shorter period, then references in this paragraph (s) to "three" shall refer instead to such shorter period.

          (s) During a period of five years commencing with the date hereof, the Company will furnish to the Initial Purchasers copies of all periodic and special reports furnished to stockholders of the Company and of all information, documents and reports filed with Commission pursuant to the Act or the Exchange Act.

          (t) If at any time during the 25-day period after the date of this Agreement any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price for the Notes or the Company's Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Final Offering Circular), the Company will, after written notice from you advising the Company to the effect set forth above, consult with you regarding the need to disseminate a press release or other public statement responding to or commenting on such rumor, publication or event.

     5.   EXPENSES.

          The Company agrees with each Initial Purchaser that whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, the Company will pay (directly or by reimbursement) and be responsible for all costs and expenses in connection with the following:
(a) the preparation by the Company, and the printing and distribution, of the Preliminary Offering Circular and Final Offering Circular (including financial statements, schedules and exhibits) and any amendments or supplements thereto;
(b) the printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Registration Rights Agreement and the Indenture, all preliminary and final Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith; (c) the issuance and delivery of the Firm Notes and the Option Notes hereunder to the Initial Purchasers, including transfer taxes, if any, and the cost of all certificates (including one or more global certificates) representing the Notes; (d) the fees and disbursements of counsel for the Company; (e) all fees and other charges of the Company's independent public auditors; (f) the cost of furnishing to the Initial Purchasers copies of the Preliminary Offering Circular and Final Offering Circular, and any amendments or supplements to any of the foregoing; (g) the cost of qualifying the Notes under the laws of such jurisdictions as you may designate (including filing fees and fees and disbursements of Initial Purchaser's counsel in connection with such Blue Sky qualifications); (h) the fees and expenses of the Trustee in connection with the Indenture and the Notes; (i) the fees and expenses incurred in connection with the admission of such Notes for trading in the PORTAL Market and for clearance and settlement through DTC; and (j) all other expenses in connection with the performance by the Company of its obligations hereunder.

     If this Agreement is terminated on or before the Closing Date in accordance with the provisions of Sections 6 or 10(b) hereof (other than pursuant solely to clauses (b)(ii)(A) or (ii)(E) of Section 10 hereof) or a failure of the condition in Section 6(c) hereof), the Company shall reimburse the Initial Purchasers for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of their attorneys.

     6. CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS. The obligations of the Initial Purchasers to purchase and pay for the Firm Notes and Option Notes as provided herein, shall be subject to the accuracy, as of the date hereof and the Closing Date or the applicable Option Closing Date, as the case may be, of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:


                                       16.

          (a) Prior to the Closing Date or the applicable Option Closing Date, as the case may be, there shall not have occurred any change, or any development involving a prospective change, in the properties or assets of the Company described in the Final Offering Circular, or in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and Deanco considered as one enterprise, from that set forth in the Preliminary Offering Circular that, in your sole judgment, is material and adverse and that makes it, in your sole judgment, impracticable to market the Firm Notes or Option Notes on the terms and in the manner contemplated in the Final Offering Circular.

          (b) You shall have received on the Closing Date or on the applicable Option Closing Date, as the case may be, the opinion of Dewey Ballantine, counsel for the Company, dated the Closing Date or the applicable Option Closing Date, as the case may be, addressed to the Initial Purchasers, in the form attached as SCHEDULE C, and the opinion of Richards, Layton & Finger, special Delaware counsel to the Company, dated the Closing Date or the applicable Option Closing Date, as the case may be, addressed to the Initial Purchasers, in form reasonably acceptable to the Initial Purchasers, with respect to the valid issuance and non-assessability of the shares of Common Stock issued prior to April 27, 1995 or pursuant to the Underwriting Agreement dated April 19, 1995 among the Company, you and the other Underwriters named therein.

          (c) You shall have received on the Closing Date or on the applicable Option Closing Date, as the case may be, an opinion of Brobeck, Phleger & Harrison LLP, in form and substance satisfactory to you, with respect to the sufficiency of all such corporate proceedings and other legal matters relating to this Agreement, the Indenture, the Registration Rights Agreement, the Notes and the Underlying Securities and the transactions contemplated hereby and thereby as you may reasonably require, and the Company shall have furnished to such counsel such documents as they may have requested for the purpose of enabling them to pass upon such matters.

          (d) You shall have received on the Closing Date or on the applicable Option Closing Date, as the case may be, a letter from McGladrey & Pullen, LLP addressed to the Initial Purchasers, dated the Closing Date or the applicable Option Closing Date, as the case may be, confirming that they are independent certified public accountants with respect to the Company and EDAC, within the meaning of the Act and the Rules and Regulations and based upon the procedures described in their letter delivered to you concurrently with the execution of this Agreement (herein called the "Original Letter"), but carried out to a date not more than five business days prior to the Closing Date or the applicable Option Closing Date, as the case may be, (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or the applicable Option Closing Date, as the case may be; and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of such letter, or to reflect the availability of more recent financial statements, data or information. The letter shall not disclose any change or any development involving a prospective change in or affecting the business or properties of the Company and EDAC which, in your sole judgment, makes it impracticable or inadvisable to proceed with the sale of the Firm Notes and the Option Notes as contemplated by the Offering Circular. The Original Letter from McGladrey & Pullen, LLP shall be addressed to or for the use of the Initial Purchasers in form and substance satisfactory to the Initial Purchasers and shall (i) represent, to the extent true, that they are independent certified public accountants with respect to the Company and EDAC within the meaning of the Act and the applicable published Rules and Regulations, (ii) set forth their opinions with respect to their examination of the balance sheet of the Company as of December 31, 1995 and related consolidated statements of income, shareholders' equity, and cash flows for the twelve (12) months ended
December 31, 1995, and consolidated balance sheet of EDAC and Subsidiary as of December 19, 1995 and the related consolidated statements of stockholders' equity, cash flows and income for the period then ended, (iii) state that in their opinion, the respective financial statements audited by them and included in the Offering Circular comply as to form in all material respects with the applicable accounting requirements of the Act and related published rules and regulations, (iv) state that McGladrey & Pullen, LLP, has performed the procedures set out in the Statement on Auditing Standards No. 71 ("SAS 71") for a review of interim financial information on the financial statements for each of the quarters in the three year period ended December 31, 1995 (the "Quarterly Financial Statements"), (v) state that in the course of such


                                       17.

review, nothing came to their attention that leads them to believe that any material modifications need to be made to any of the Quarterly Financial Statements in order for them to be in compliance with generally accepted accounting principles consistently applied across the periods presented, and
(vi) address other matters agreed upon by McGladrey & Pullen, LLP and you. In addition, you shall have received from McGladrey & Pullen, LLP a letter addressed to the Company and made available to you stating that their review of the Company's system of internal accounting controls to the extent they deemed necessary in establishing the scope of their examination of the Company's financial statements as of December 31, 1995, did not disclose any weaknesses in internal controls that they considered to be material weaknesses.

          (e) You shall have received on the Closing Date or on the applicable Option Closing Date, as the case may be, a letter from Ernst & Young LLP addressed to the Initial Purchasers, dated the Closing Date or the applicable Option Closing Date, as the case may be, confirming that they are independent certified public accountants with respect to the Company and Deanco, within the meaning of the Act and the Rules and Regulations, and which shall state that, in their opinion, the respective financial statements of EDAC and Deanco audited by them and included in the Offering Circular comply as to form in all material respects with the applicable accounting requirements of the Act and related published rules and regulations.

          (f) You shall have received on the Closing Date or on the applicable Option Closing Date, as the case may be, a certificate of the Company, dated the Closing Date or the applicable Option Closing Date, as the case may be, signed on behalf of the Company its Chief Executive Officer and its Chief Financial Officer, to the effect that, and you shall be satisfied that:

               (i) the representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date or the applicable Option Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or the applicable Option Closing Date, as the case may be;

               (ii) as of the date of this Agreement and at all times subsequent thereto up to the delivery of such certificate, the Final Offering Circular did not and does not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which made, not misleading, and, since the date of this Agreement, there has occurred no event necessary to be set forth in an amended or supplemented Final Offering Circular in order to make any statements in such Final Offering Circular, in light of the circumstances under which made, not misleading, which has not been so set forth; and

               (iii) Since December 31, 1995, there has been no Material Adverse Change.

          (g) The Company shall have executed and delivered to you on the Closing Date the Registration Rights Agreement substantially in the form attached hereto as Schedule B (the "Registration Rights Agreement").

          (h) The Company shall have obtained and delivered to you an agreement in writing from officers and directors of the Company beneficially owning an aggregate of at least 1,409,375 shares of Common Stock, prior to the date hereof that such person will not, during the Lock-up Period, effect the Disposition of any Company Securities now owned or hereafter acquired directly by such person or with respect to which such person has or hereafter acquires the power of disposition, otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction, (ii) as a distribution to partners or shareholders of such person, provided that the distributees thereof agree in writing to be bound by the terms of this restriction, or (iii) with the prior written consent of the Manager. Furthermore, such person will have also agreed and consented to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Company Securities held by such person except in compliance with this restriction. Such agreement shall further state that each Affiliate will not purchase any of the Securities, other than Securities that


                                       18.

have been or are being sold in a transaction registered under the Act, directly or indirectly until the expiration of three years from the later to occur of the Closing Date or the latest Closing Option Date, if any.

          (i) You shall have received on the Closing Date or on the applicable Option Closing Date, as the case may be, a certificate of the Company, dated the Closing Date or the applicable Option Closing Date, as the case may be, signed on behalf of the Company by its Chairman, President and Chief Executive Officer and by its Chief Financial Officer, to the effect that, and you shall be satisfied that:

               (i) The only indentures, mortgages, deeds of trust, loan agreements, bonds, debentures, note agreements or other evidences of indebtedness to which the Company or Deanco is a party or by which any of them are bound shall be those specifically identified in such certificate.

               (ii) As of the Closing Date or the applicable Option Closing Date, as the case may be, the Company is not in breach of, or default under the provisions of the agreement referred to in paragraph (i) above, nor does any condition exist which, with the giving of notice or passage of time, would constitute such a default or breach, and the issuance by the Company of the Firm Notes and the Option Notes pursuant to the Indenture and this Agreement and the application by the Company of the net proceeds thereof as set forth under the caption "Use of Proceeds" in the Final Offering Circular, would not result in a breach of, or constitute a default under, the provisions of the agreements and instruments referred to in paragraph (i) above. With respect to any financial covenants in such agreements and instruments, the representation shall be made on such certificate as of the Closing Date, and attached as an exhibit to such certificate shall be computations demonstrating the compliance of such financial covenants. Such computations have been made in conformity with the provisions of such agreements and instruments, and the terms used in such agreements and instruments, and the terms used in such computations have the meanings assigned thereto in such agreements and instruments.

               (iii) Attached as an exhibit to such certificate shall be copies of any waivers or amendments or consents in respect of the agreements referred to above.

          (j) The Company shall have furnished to you such further certificates and documents as you shall reasonably request (including certificates on behalf of the Company by officers of the Company), as to the accuracy of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder and as to the other conditions concurrent and precedent to the obligations of the Initial Purchasers hereunder.

          If any condition specified in this Section 6 shall not have been fulfilled in all material respects when and as required to be fulfilled, this Agreement may be terminated by the Manager on behalf of the Initial Purchasers, by written notice to the Company at or prior to the Closing Date.

          All opinions, certificates, letters and documents referred to in this
Section 6 will be in compliance with the provisions hereof only if they are reasonably satisfactory to Initial Purchaser's counsel. The Company will furnish you with such number of conformed copies of such opinions, certificates, letters and documents as you shall reasonably request.

     7.   OPTION SECURITIES.

          On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the Initial Purchasers, for the purpose of covering over-allotments in connection with their sale of the Firm Notes only, a nontransferable option to purchase up to an aggregate of $7,500,000 additional principal amount of its 7% Convertible Subordinated Notes due 2006 at the purchase price for the Firm Notes set forth in Section 3 hereof (which shall include accrued interest, if any, from February 26, 1996). Such option may be exercised by the Initial Purchasers on one or more occasions in whole or in part during the period of thirty (30) days from and after the date on which the Firm Notes are


                                       19.

initially sold, by written notice to the Company from the Manager on behalf of the Initial Purchasers. The aggregate principal amount of Option Notes to be purchased by each Initial Purchaser upon the exercise of such option shall be the same proportion that the total principal amount of Firm Notes purchased by such Initial Purchaser (set forth in Schedule A hereto) bears to the total principal amount of Firm Notes purchased by the Initial Purchasers (set forth in Schedule A hereto), adjusted by the Manager in such manner as to avoid issuance of Notes in principal amounts that are not a multiple of $100,000.

          Delivery of definitive certificates for the Option Notes to be purchased by the Initial Purchasers pursuant to the exercise of the option granted by this Section 7 shall be made against payment of the purchase price therefor by the Initial Purchasers by certified or official bank check or checks drawn in next-day funds, payable to the order of the Company. Such delivery and payment shall take place at the offices of Dewey Ballantine, 333 South Hope Street, 30th Floor, Los Angeles, California 90071, or at such other place as may be agreed upon between the Manager and the Company (i) on the Closing Date, if written notice of the exercise of such option is received by the Company at least two full business days prior to the Closing Date or (ii) on a later date specified by the Manager which shall not be later than the third (3rd) full business day following the date the Company receives written notice of the exercise of such option, if such notice is received by the Company less than two
(2) full business days prior to the Closing Date (each such date, as "Option Closing Date").

          The certificates (including one or more global certificates), if any, for the Option Notes so to be delivered will be made available to you at such office or other location including, without limitation, in New York City, as you may reasonably request for checking at least one full business day prior to the date of payment and delivery and will be in such names and denominations as you may request, such request to be made at least two full business days prior to such date of payment and delivery. To the extent that the Manager so elects, delivery of the Option Notes in global form may be made by credit through full fast transfer to the accounts at DTC designated by the Manager.

     8.   INDEMNIFICATION AND CONTRIBUTION.

          (a) The Company agrees to indemnify, defend and hold harmless each Initial Purchaser and its affiliates and any person who controls such Initial Purchaser or any of its affiliates within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the respective officers, shareholders, counsel, agents, employees and directors of each such person, against any loss, expense, liability or claim (including the reasonable cost of investigating such claim) which, jointly or severally, such Initial Purchaser or any such other person may incur under the Act, the Exchange Act or otherwise, as such expenses are incurred, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in any Offering Circular, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and agrees to reimburse each Initial Purchaser and each such other person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action, as such expenses are incurred; provided, however, that the Company shall not be liable to any Initial Purchaser or other such person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Offering Circular, in reliance upon and in conformity with written information relating to any Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser specifically for use in the preparation thereof as provided in Section 3(c) and, provided further, that the indemnity agreement provided in this Section 8(a) with respect to the Preliminary Offering Circular shall not inure to the benefit of any Initial Purchaser or its affiliates, controlling persons, officers, shareholders, employees or directors with respect to a claim by any purchaser of Notes from such Initial Purchaser based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state therein a material fact if the Final Offering Circular corrected any such untrue statement or alleged untrue statement or omission or alleged omission and such Initial Purchaser failed to send or give a copy of the Final Offering Circular in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected to such person, within the time


                                       20.

required by law, and if the Company has delivered such Final Offering Circular to such Initial Purchaser in quantity not less than one full business day prior to the sale by such Initial Purchaser to the person asserting such claim.

          (b) Each Initial Purchaser, severally and not jointly, agrees to indemnify, defend and hold harmless the Company, its affiliates and any person who controls the Company or any of its affiliates within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, and the respective officers, shareholders, counsel, agents, employees and directors of each such person, from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act or otherwise, as such expenses are incurred, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in any Offering Circular, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances in which made, not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or on behalf of the Initial Purchasers specifically for inclusion therein as provided in
Section 3(c), and agrees to reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action.

          (c) If any action is brought against any party (an "indemnified party") in respect of which indemnity may be sought against another party (the "indemnifying party") pursuant to Section 8(a) or 8(b) hereof, such indemnified party shall promptly notify the indemnifying party in writing of the institution of such action (provided, that the failure to give such notice shall not relieve the indemnifying party of any liability which it may have pursuant to this Agreement, unless it shall have been determined by a court of competent jurisdiction by final judgment that such failure has resulted in the forfeiture of substantive rights or defenses by the indemnifying party) and the indemnifying party shall assume the defense of such action, including the employment of counsel and payment of reasonable expenses. The indemnified party or parties shall have the right to employ its or their own counsel in any such case and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the indemnifying party shall have failed to assume the defense of such action or the indemnifying party shall have failed to employ counsel reasonably satisfactory to the indemnified party or parties in any such action within a reasonable time after notice of the institution thereof; or (ii) such indemnified party or parties shall have been advised by counsel that there may be one or more defenses available to it or them that are different from or additional to those available to the indemnifying party (in which case, if such indemnified party or parties notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying party and paid as incurred; provided, that the indemnifying party shall be responsible for the fees and expenses of only one counsel for all indemnified parties hereunder. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved the terms of such settlement, provided, however, that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on all claims that are the subject matter of such proceeding.

          (d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under subsection (a) or (b) of this
Section 8 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, from the sale of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by


                                       21.

applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the sale of the Notes (net of discounts and commissions but before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchasers. The relative fault of the Company, on the one hand and of the Initial Purchasers on the other hand, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission related to information supplied by the Company or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, expenses, liabilities and claims referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

     The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by PRO RATA allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(c) above. Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the discount received by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     The Company and the Initial Purchasers each agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in either case, against any of its respective officers and directors in connection with any Offering Circular.

          (e) The Company agrees to reimburse on a quarterly basis each Initial Purchaser for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission described in Section 8(a) hereof, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 8 and the possibility that such payments might later be held to be improper; provided, however, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and (ii) such persons shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

     9. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties, covenants and agreements of the Company and the Initial Purchasers herein or in certificates delivered pursuant hereto, and the indemnity and contribution agreements contained in Section 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchasers or any of its officers, directors, employees, agents or counsel or any person controlling the Initial Purchasers within the meaning of the Section 15 of Act or Section 20 of the Exchange Act, or by or on behalf of the Company or any of its officers, directors, employees, agents or counsel or controlling persons within the meaning of the Act or the Exchange Act, and shall survive (a) the delivery of the Notes to the Initial Purchasers hereunder and (b) the termination of this Agreement.

     10.  EFFECTIVE DATE OF AGREEMENT AND TERMINATION.

          (a) This Agreement shall become effective upon the execution and delivery hereof by the Company and the Initial Purchasers.


                                       22.

          (b) The Manager, on behalf of the Initial Purchasers, may terminate this Agreement at any time on or prior to the Closing Date (or, if applicable, the Option Closing Date), by written notice to the Company, if:

               (i) There has been, since the date of this Agreement or the respective dates as of which information is given in the Offering Circular, any Material Adverse Change or development involving a prospective Material Adverse Change, whether or not arising in the ordinary course of business, that would, in the Initial Purchaser's judgment, (A) make it impracticable or inadvisable to proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Offering Circular, or (B) impair the investment quality of any of the Securities; or

               (ii) Since the date of this Agreement:

                    (A) there shall have occurred any outbreak or escalation of hostilities or other national or international calamity or crisis or material adverse change in economic conditions or the financial markets of the United States or elsewhere, if the effect of such outbreak, escalation, calamity, crisis or material adverse change in the economic conditions or in the financial markets of the United State or elsewhere would, in the Initial Purchaser's judgment, make it impracticable or inadvisable to market or to proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Offering Circular or to enforce contracts for the sale of any of the Notes;

                    (B) trading generally on Nasdaq has been suspended (other than by limitation on hours or number of days of trading), or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by Nasdaq or by order of the Commission or any other governmental authority;

                    (C) any securities of the Company shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization;

                    (D) either federal or New York State authorities shall have declared a banking moratorium; or

                    (E) there shall have occurred the taking of any action by any federal, state or local government or agency after the date hereof in respect of its monetary or fiscal affairs that in the Initial Purchaser's opinion has a material adverse effect on the financial markets in the United States; or

                    (F) there shall have occurred any material default or breach by the Company hereunder or the failure to satisfy in any material respect any of the conditions contained in Section 6 hereof.

          (c) If this Agreement is terminated pursuant to this Section or any other provision of this Agreement, such termination shall be without liability of any party to any other party except as provided in Sections 5 and 8.

     11. NOTICES. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to you shall be mailed, delivered, telegraphed (and confirmed by letter) or telecopied (and confirmed by letter) to you c/o Jefferies & Company, Inc., 530 California Street, Suite 2080, San Francisco, CA 94104, telecopier number (415) 399-4444,
Attention: Jerry M. Gluck, Esq., with a copy to Brobeck, Phleger & Harrison LLP, One Market, Spear Street Tower, San Francisco, California 94105, telecopier number (415) 442-1400, Attention: George Tuttle; if sent to the Company, such notice shall be mailed, delivered, telegraphed (and confirmed by letter) or telecopied (and confirmed by letter) to Richey Electronics, Inc., 7441 Lincoln Way, Garden Grove, CA 92641, telecopier number (714) 897-7887, Attention:
Richard Berger, Chief Financial Officer, with a copy to Dewey Ballantine, telecopier number (213) 625-0562, Attention: Kathy Wales.


                                       23.

     12. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers and the Company, and their respective executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto and their respective executors, administrators, successors and assigns, and the controlling persons, officers and directors referred to in Section 8 hereof, any legal or equitable right, remedy or claim or in respect of this Agreement or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective executors, administrators, successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person or corporation. No purchaser of any of the Notes from any Initial Purchaser shall be construed a successor or assign by reason merely of such purchase.

          In all dealings with the Company under this Agreement, the Company shall be entitled to act and rely upon any statement, request, notice or agreement made or given by you jointly or by Jefferies & Company, Inc. on behalf of you.

     13. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California without giving effect to the choice of law or conflict of laws principles thereof..

     14. COUNTERPARTS. This Agreement may be signed in several counterparts, each of which will constitute an original and all of which together will constitute a single instrument.

     15. INTEGRATION. This agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes and replaces all prior agreements or understandings among them.
















                                       24.

          If the foregoing correctly sets forth the understanding between the Company and the Initial Purchasers, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Initial Purchasers.

                              Very truly yours,

                              RICHEY ELECTRONICS, INC.

                              By:_______________________________________________

                              Printed Name:_____________________________________

                              Title:____________________________________________


Accepted as of the date
first above written:

JEFFERIES & COMPANY, INC.
CRUTTENDEN ROTH INCORPORATED

By:  JEFFERIES & COMPANY, INC.


By:________________________________
     Authorized Signatory











                                       25.

                                   SCHEDULE A
                           To the Purchase Agreement

                                                           PRINCIPAL
                                                           AMOUNT OF
INITIAL PURCHASER                                            NOTES
- -----------------                                      ------------------
Jefferies & Company, Inc. ............................    $ 45,000,000
Cruttenden Roth Incorporated..........................       5,000,000
                                                          ------------
    Total.............................................    $ 50,000,000
                                                          ------------
                                                          ------------

                                   SCHEDULE B
                           To the Purchase Agreement

                          Registration Rights Agreement

Schedule B is the Registration Rights Agreement among Richey Electronics, Inc., Jefferies & Company Inc. and Cruttenden Roth Incorporated dated as of February 26, 1996 listed as exhibit 4.2 to the Registration Statement dated as of April ___, 1996.

                                   SCHEDULE C
                            To the Purchase Agreement

                                February 26, 1996



Jefferies & Company, Inc.
Cruttenden Roth Incorporated
  c/o Jefferies & Company, Inc.
580 California Street
San Francisco, California 94104
     Attention:  John G. Chiles

Ladies and Gentlemen:

          We are acting as counsel for Richey Electronics, Inc., a Delaware corporation (the "Company"), in connection with the private placement of $50,000,000 in aggregate principal amount of the Company's 7% Convertible Subordinated Notes due 2006 pursuant to a Purchase Agreement, dated February 21, 1996 (the "Purchase Agreement"), among the Company and Jefferies & Company, Inc. and Cruttenden Roth Incorporated (the "Initial Purchasers"). This opinion is being delivered pursuant to Section 6(b) of the Purchase Agreement and simultaneously with the payment by the Initial Purchasers to the Company for the Notes. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Purchase Agreement.

          As used herein, the term "Deanco" means Deanco, Inc., a New York corporation. Deanco is a wholly-owned subsidiary of the Company. The Company acquired Deanco on December 20, 1995. We call to your attention that the Board of Directors of the Company has adopted resolutions to merge Deanco into Richey and that on or about January 19, 1996, the Company submitted to the State of New York Department of State a Certificate of Merger to effect such merger. The Company has been notified by such Department that the Company must file certain New York tax returns before such Department will file such Certificate of Merger.

          The Purchase Agreement, the Indenture, the Registration Rights Agreement and the Notes are sometimes referred to herein collectively as the "Agreements."

     I.   DOCUMENTS REVIEWED.

          In connection with this opinion, we have reviewed the following:

Jefferies & Company, Inc.
Cruttenden Roth Incorporated
February 26, 1996
Page 2


          A.   The Final Offering Circular dated February 21, 1996;

          B. The Notes dated February 26, 1996, to be delivered to the Initial Purchasers pursuant to the Purchase Agreement (collectively, the "Notes");

          C.   The Indenture;

          D.   The Registration Rights Agreement;

          E.   The Restated Certificate of Incorporation of the Company;

          F.   The Bylaws of the Company;

          G. The Certificate of Incorporation of Deanco, filed with the State of New York Department of State on June 24, 1964;

          H. Certificate of good standing of the Company from the Secretary of State of the State of Delaware, dated February 23, 1996;

          I. Certificate of good standing of Deanco from the State of New York Department of State, dated February 22, 1996;

          J. Certificates relating to the Company's good standing in the states identified in Exhibit A attached hereto, which certificates are dated as set forth in such Exhibit;

          K. Certificates relating to Deanco's good standing in the states identified in Exhibit B attached hereto, which certificates are dated as set forth in such Exhibit;

          L. The corporate and stock records of the Company and such other agreements, documents and instruments of the Company as we have deemed necessary as a basis for the opinions herein;

          M. The First Amendment to Loan Agreement dated as of February 26, 1996, by and among the Company and the other parties identified therein, a copy of which is attached hereto as Exhibit C, and a fully executed original of which

Jefferies & Company, Inc.
Cruttenden Roth Incorporated
February 26, 1996
Page 3


     was delivered to the Company on the Closing Date (the "Amendment"); and

          N. Such information from officers and other representatives of the Company and governmental and regulatory officials as we have deemed necessary as a basis for the opinions herein.

     II.  FACTUAL MATTERS.

          As to any facts material to the opinions expressed herein, we have relied, to the extent that relevant facts were not independently established by us and to the extent we deemed reliance proper, on certificates of public officials and certificates, oaths and declarations of the officers and other representatives of the Company and on the representations as to facts contained in the Purchase Agreement, the Indenture and the Registration Rights Agreement.

          When in the opinions herein, we have used the phrase "to our knowledge," we have not made any independent investigation of the applicable facts, but have relied on the representations made in the Purchase Agreement, the Indenture or the Registration Rights Agreement and certificates of officers and other representatives of the Company and on the actual knowledge of attorneys in this firm who have devoted substantial attention to the Company's sale of the Notes to the Initial Purchasers pursuant to the Purchase Agreement. Accordingly, the opinions set forth below which are so limited or so stated are meant to indicate only that, except as set forth therein and without inquiry except as expressly set forth in this letter, we have no current actual knowledge of any information inconsistent with such opinions.

     III. ASSUMPTIONS.

          In rendering the opinions set forth below, we have assumed (without investigation) the following:

          A. The genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies;

          B.   The legal capacity of natural persons;

Jefferies & Company, Inc.
Cruttenden Roth Incorporated
February 26, 1996
Page 4


          C. The truth and accuracy of all facts and representations as to facts contained in the Purchase Agreement, the Indenture or the Registration Rights Agreement or in certificates of public officials or officers or other representatives of the Company.

          D. That the parties to the Purchase Agreement and the Registration Rights Agreement, other than the Company, have the power to enter into and perform such agreements and that such agreements have been duly authorized, executed and delivered by, and constitute the valid and binding obligations of, such parties, enforceable against such parties;

          E. That the Trustee has the power to enter into and perform the Indenture and that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the valid and binding obligation of the Trustee, enforceable against the Trustee; and

          F.   The Notes have been duly authenticated by the Trustee.

     IV.  OPINIONS.

          Subject to the assumptions, qualifications and limitations set forth above and the additional assumptions, qualifications, limitations and exceptions set forth below, we are of the opinion that:

          A. The Company is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and corporate authority to own, lease and operate its properties and to conduct its business as described in the Final Offering Circular and, to our knowledge, is duly qualified to conduct its business and is in good standing in each jurisdiction where the nature of its properties or the conduct of its business requires such qualification except where the failure to be so qualified does not have a material adverse effect on the business, financial condition or results of operations of the Company and Deanco, taken as a whole ("Material Adverse Effect").

          B. Deanco is a corporation validly existing and in good standing under the laws of the State of New York, has all requisite corporate power and corporate authority to own, lease and operate its properties and, to our knowledge, is qualified to

Jefferies & Company, Inc.
Cruttenden Roth Incorporated
February 26, 1996
Page 5


conduct its business and is in good standing in each jurisdiction where the nature of its properties or the conduct of its business requires such qualification except where the failure to be so qualified does not have a Material Adverse Effect. The Company is the sole record and beneficial owner of all of the capital stock of Deanco and, to our knowledge, owns such stock free and clear of all security interests, liens, claims, options, warrants and encumbrances other than liens in favor of its lenders under the Senior Credit Facility (as such term is defined in the Final Offering Circular).

          C. To our knowledge, except for Deanco and RI Interconnect Systems, Inc., the Company does not have any direct or indirect subsidiaries.

          D. The authorized capital stock of the Company consists of 10,000 shares of Preferred Stock, $0.001 par value, none of which are issued and outstanding, and 30,000,000 shares of Common Stock, $0.001 par value, of which 9,054,329 shares were issued and outstanding as of December 31, 1995. The authorized capital stock of the Company conforms in all material respects as to legal matters to the descriptions thereof contained in the Final Offering Circular under the caption "Description of Capital Stock." Except as disclosed in the Final Offering Circular, to our knowledge, the Company does not have outstanding any options to purchase, or any other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations.

          E. The issued and outstanding shares of Common Stock of the Company have been validly issued, are nonassessable and, to our knowledge, are fully paid.

          F. To our knowledge, the issued and outstanding shares of Common Stock of the Company have not been issued in violation of any preemptive right or any co-sale right, registration right, right of first refusal or other similar right binding upon the Company.

          G. The shares of Common Stock issuable upon conversion of the Notes have been duly authorized and reserved for issuance and when issued and delivered upon conversion of the Notes will be validly issued, fully paid and nonassessable. No preemptive rights exist with respect to the issuance of such shares pursuant to the charter documents or bylaws of the

Jefferies & Company, Inc.
Cruttenden Roth Incorporated
February 26, 1996
Page 6


Company; and to our knowledge, no contractual preemptive rights, rights of first refusal or similar rights exist with respect to the issuance of such shares.

          H. The Company has all necessary corporate power and corporate authority to enter into the Purchase Agreement, the Indenture and the Registration Rights Agreement, to issue, sell and deliver the Notes to the Initial Purchasers as provided in the Purchase Agreement and to perform its obligations under the Agreements.

          I. The execution and delivery by the Company of the Purchase Agreement, the Indenture and the Registration Rights Agreement and the execution by the Company of the Notes have been duly authorized by all necessary corporate action on the part of the Company. The Purchase Agreement, the Indenture and the Registration Rights Agreement have been duly executed and delivered by the Company and the Notes have been duly executed by the Company.

          J. Each of the Purchase Agreement, the Indenture and the Registration Rights Agreement is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms. Upon delivery to the Initial Purchasers against payment therefor in accordance with terms of the Purchase Agreement, the Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture.

          K. The terms and provisions of the Notes, the Indenture and the Registration Rights Agreement conform in all material respects to the respective descriptions thereof contained in the Final Offering Circular.

          L. The information in the Final Offering Circular under the captions "Descriptions of Notes," "Descriptions of Capital Stock" and "Transfer Restrictions," to the extent such information constitutes descriptions of legal matters or legal conclusions, fairly and correctly presents the material aspects of such legal matters or legal conclusions.

          M. To our knowledge, there are no court decrees or orders binding upon the Company or Deanco.

Jefferies & Company, Inc.
Cruttenden Roth Incorporated
February 26, 1996
Page 7


          N. The offer, sale or delivery of the Notes to the Initial Purchasers pursuant to the Purchase Agreement, the application by the Company of the net proceeds therefrom as set forth in the Final Offering Circular under the caption "Use of Proceeds," the issuance of the Common Stock upon conversion of the Notes in accordance with the Indenture, the execution, delivery and performance by the Company of the Purchase Agreement, the Indenture and the Registration Rights Agreement, compliance by the Company with provisions thereof and consummation by the Company of the transactions contemplated thereby do not and will not (1) result in a violation of the terms or provisions of the Certificate of Incorporation or Bylaws of the Company, (2) violate any present law or regulation of any governmental authority of the United States of America or the State of California or the State of New York or the Delaware General Corporation Law (the "DGCL") (assuming compliance with all applicable state securities and Blue Sky laws and, in the case of the Registration Rights Agreement, compliance with the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Trust Indenture Act of 1939, as amended (the "1939 Act")) or (3) violate, or constitute a breach or default under, any Material Contract (assuming that the Company's incurrence of the indebtedness represented by the Notes and payment thereof will not result in a violation of any of the financial covenants contained in Sections 6.11, 6.12, 6.13 and 6.14 of the Senior Credit Facility), except, as to clauses (2) and (3), where such violation could not reasonably be expected to affect in any material respect the transactions contemplated by the Agreements or to have a Material Adverse Effect. We note that the Company has received the Amendment described above.

          O. No consent, approval or authorization of any court or governmental authority or agency of the United States or the State of New York or the State of California or any Delaware corporate authority or agency is required on the part of the Company for the valid issuance and sale of the Notes to the Initial Purchasers as contemplated by the Purchase Agreement and consummation by the Company of the other transactions contemplated thereby, except for such consents, approvals or authorizations as may be required (1) under state securities or Blue Sky laws governing the purchase and resale of the Notes and the shares of Common Stock issuable upon conversion of the Notes or
(2) in connection with the performance by the Company of its obligations under the Registration Rights Agreement (including

Jefferies & Company, Inc.
Cruttenden Roth Incorporated
February 26, 1996
Page 8


its obligations to qualify the Indenture under the 1939 Act), and as to which requirements we express no opinion.

          P. To our knowledge, other than as described in the Final Offering Circular, there are no legal or governmental proceedings pending or overtly threatened against the Company or Deanco which are not disclosed in the Final Offering Circular and which, if adversely decided, could reasonably be expected to have a Material Adverse Effect or materially affect the issuance of the Notes or the consummation of the transactions contemplated by the Agreements.

          Q. To our knowledge, neither the Company nor Deanco is in violation of its respective certificate or articles of incorporation or bylaws.

          R. No registration of the Notes under the Securities Act is required for the sale of the Notes to the Initial Purchasers as contemplated in the Purchase Agreement or for the initial resale of the Notes by the Initial Purchasers in accordance with Section 3 of the Purchase Agreement (the ("Resales") and no qualification of the Indenture under the 1939 Act is required in connection with such sale or Resales (assuming (1) that any person to whom any Note is so resold by an Initial Purchasers is a QIB, an Institutional Accredited Investor or a person other than a U.S. person (as such term is defined in Regulation S under the Securities Act) outside the United States, (2) the accuracy of the Initial Purchasers' representations and those of the Company in the Purchase Agreement regarding the absence of general solicitation in connection with the Resales and regarding offers and sales outside the United States in reliance on Regulation S under the Securities Act, (3) the accuracy of the representations made by each person to whom the Notes are sold in reliance on Regulation S under the Securities Act and (4) the accuracy of the representations made by each Institutional Accredited Investor who purchases Notes pursuant to a Resale as set forth in the letter of representation executed by such Institutional Accredited Investor in the form of Annex A to the Final Offering Circular).

          S. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940.

          T. To our knowledge, no holders of securities have rights to the registration of such securities under the Shelf

Jefferies & Company, Inc.
Cruttenden Roth Incorporated
February 26, 1996
Page 9


Registration Statement (as defined in the Registration Rights Agreement) which have not been waived.

          U. The Notes satisfy the requirements set forth in Rule 144A(d)(3) under the Act for securities to be eligible for trading pursuant to Rule 144A.

          V. Each document incorporated by reference in the Final Offering Circular (except for financial statements and the notes thereto and the supporting schedules and other financial and statistical data included therein, as to which we express no opinion), complied as to form when filed with the Commission in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder.

     V.   OTHER MATTERS.

          While we have participated in conferences with officers and representatives of the Company, representatives of McGladrey & Pullen, LLP and representatives of the Initial Purchasers at which the contents of the Preliminary Offering Circular and the Final Offering Circular and related matters were discussed, we do not express any opinion upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Preliminary Offering Circular or the Final Offering Circular and have made no independent check or verification thereof (except as expressly specified above). However, as a result of such participation, no facts have come to our attention which lead us to believe that the Final Offering Circular, as of its date, and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, except that we express no opinion, statement or belief with respect to financial statements, notes or schedules thereto or other financial and statistical information included in or omitted from the Final Offering Circular.


     VI.  ADDITIONAL QUALIFICATIONS, LIMITATIONS AND EXCEPTIONS.

          Notwithstanding anything to the contrary contained herein, the foregoing opinions are subject to the assumptions, qualifications, limitations and exceptions set forth above and to

Jefferies & Company, Inc.
Cruttenden Roth Incorporated
February 26, 1996
Page 10


the following additional qualifications, limitations and exceptions:

          A. All of our opinions are limited to the federal laws of the United States of America, the laws of the State of California, the laws of the State of New York and the DGCL (and exclude any express or implied opinion as to whether any laws other than those of the United States of America, the State of California and the State of New York apply to the Agreements, whether by application of conflicts of laws principles or otherwise), and we assume no responsibility as to the applicability or the effect of the laws of any other jurisdictions. This opinion is limited to the laws of the United States of America, the laws of the State of California, the laws of the State of New York and the DGCL in effect on the date hereof and we shall have no obligation to update this opinion or to advise you of any future developments which might cause us to modify or retract the opinions expressed herein.

          B. With respect to the opinions expressed in paragraph V.B above, we call to your attention that Deanco has failed to file annual reports in the following states: Arizona - for 1995; Missouri - for 1995; and New Jersey - for 1991 through 1995. We neither express nor imply any opinion as to whether Deanco is in good standing in Arizona, Missouri or New Jersey or as to the effect of any failure of Deanco to be in good standing in Arizona, Missouri or New Jersey.

          C. With respect to the opinion expressed in paragraph V.E above, we neither express nor imply any opinion as to any outstanding shares of Common Stock of the Company which were issued prior to April 27, 1995 or which were issued pursuant to the Underwriting Agreement dated April 19, 1995 among the Company, Jefferies & Company, Inc., Cruttenden Roth Incorporated and the other parties identified therein. We understand that as to such shares you are relying upon the opinion of Richards, Layton & Finger of even date herewith.

          D. Our opinions expressed in paragraph V.J above are subject to the effect of the following:

               1. Bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws or judicial decisions relating to or affecting creditors' rights generally, including, without limitation, statutory or other laws

Jefferies & Company, Inc.
Cruttenden Roth Incorporated
February 26, 1996
Page 11


     regarding fraudulent conveyances, preferential transfers or equitable subordination;

               2. General principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of the remedy of specific performance, injunctive relief or other equitable remedies, regardless of whether considered in a proceeding in equity or at law;

               3. Limitations imposed by California Civil Code Section 1671 (concerning liquidated damages) in the event that the laws of the State of California are applied in determining the enforceability of the liquidated damages provisions of the Registration Rights Agreement;

               4. Limitations on the effectiveness of the "severability" provisions of any Agreement depending on the materiality of the unenforceable provision to such Agreement as a whole and to the undertakings of the parties thereunder; and

               5. With respect to the enforcement of the indemnification, contribution and waiver provisions of the Purchase Agreement and the Registration Rights Agreement, limitations imposed by applicable laws, judicial decisions or principles of public policy.

          E. With respect to the opinions expressed in paragraph V.J above, we neither express nor imply any opinion concerning:

               1. The application of the doctrines of waiver, estoppel or election of remedies;

               2. The enforceability of the provisions in the Indenture and the Notes which provide that they shall be governed by or construed in accordance with the laws of the State of New York or the enforceability of the provisions in the Purchase Agreement and the Registration Rights Agreements which provide that they shall be governed by California law;

               3. The enforceability of any provisions in the Agreements that provide that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, that

Jefferies & Company, Inc.
Cruttenden Roth Incorporated
February 26, 1996
Page 12


election of a particular remedy or remedies does not preclude recourse to one or more other remedies, that any right or remedy may be exercised without notice or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy; or

               4. The enforceability of any provisions in the Indenture to the effect that acceptance of a payment shall not cure a payment default or prevent the continued exercise of remedies as to such payment default.

          F. With respect to the opinions expressed in paragraph V.J above, we neither express nor imply any opinion as to the availability of the remedy of acceleration of the outstanding indebtedness represented by the Notes upon the breach of any provision of the Notes or Indenture except in the event of nonpayment of a Note (including non-payment of principal, interest or the Repurchase Price) when due, or a material breach of the Notes or Indenture.

          G. With respect to the opinions expressed in paragraphs V.N and V.O above, our opinions are limited to our review of only those statutes, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Agreements.

          H. In rendering the opinion expressed in paragraph V.P above, no opinion is herein expressed or intended to be expressed regarding the outcome or possible outcome of any litigation, investigation or proceeding referred to in paragraph V.P and no such opinion shall or should be inferred therefrom.

     VII. LIMITATIONS ON FURTHER USE.

          Our opinions expressed herein are solely for your benefit in connection with the Purchase Agreement and the transactions contemplated thereby and may not be (i) relied upon by you for any other purpose or in any other context, (ii) delivered to any other person, except for your counsel in connection with such transactions or (iii) relied upon by any other persons, without our prior written consent.

Jefferies & Company, Inc.
Cruttenden Roth Incorporated
February 26, 1996
Page 13


          This opinion is given as of the date hereof and we assume no further obligation to update or supplement this opinion to reflect any facts or circumstance which may hereafter come to our attention or any changes in the law which may hereafter occur.


                                   Very truly yours,

                                    EXHIBIT A

Dates of Certificates of Good Standing for the Company

Arizona             2/22/96
California          2/23/96
Colorado            2/16/96
Connecticut         2/23/96
Delaware            2/23/96
Florida             2/23/96
Georgia             2/23/96
Illinois            2/22/96
Kansas              2/22/96
Maryland            2/23/96
Massachusetts       2/23/96
Minnesota           2/23/96
Missouri            2/22/96
New Jersey          2/26/96
New York            2/22/96
Oregon              2/22/96
Texas               2/22/96
Washington          2/23/96

                                    EXHIBIT B


Dates of Certificates of Good Standing for Deanco

Arizona             Delinquent Annual Report
California          2/23/96
Colorado            2/16/96
Connecticut         2/23/96
Florida             2/23/96
Georgia             2/23/96
Illinois            2/22/96
Kansas              2/22/96
Maryland            2/23/96
Massachusetts       2/23/96
Missouri            Delinquent Annual Report
New Jersey          Delinquent Annual Reports
New York            2/22/96
Oregon              2/22/96
Washington          2/23/96

                                                                       EXHIBIT C


                        FIRST AMENDMENT TO LOAN AGREEMENT


          This First Amendment to Loan Agreement ("Amendment") is entered into as of February 26, 1996 by and among Richey Electronics, Inc., a Delaware corporation (the "Borrower"), each bank which is a party to the Loan Agreement referred to below (the "Banks") and First Interstate Bank of California, as Agent (the "Agent") for the Banks.


                                    RECITALS

          A. Borrower, the Banks and the Agent have entered into that certain Loan Agreement dated as of December 20, 1995 (the "Loan Agreement") pursuant to which the Banks have agreed to lend up to $75,000,000 to Borrower. Terms defined in the Loan Agreement and not otherwise defined in this Amendment shall have the meanings defined for those terms in the Loan Agreement.

          B. Borrower has informed the Agent and the Banks that Borrower wishes to issue Convertible Subordinated Notes due 2006 (the "Subordinated Notes") and, subject to the terms and conditions set forth herein, the Banks consent to the issuance of the Subordinated Notes.

          C. In connection with the issuance of the Subordinated Notes, Borrower, the Banks and the Agent desire to amend the Loan Agreement on the terms and conditions set forth herein.


                                    AGREEMENT

          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, the Banks and the Agent hereby agree as follows:

          1. AMENDMENT TO SECTION 1.1 - REVISIONS. Section 1.1 of the Loan Agreement is amended to revise the definition of "Adjusted Total Liabilities" to read in full as follows:

               "'ADJUSTED TOTAL LIABILITIES' means, with respect to any Person and as of any date of determination, the SUM OF (a) the total liabilities of that Person as of that date determined in accordance with Generally Accepted Accounting Principles consistently applied (PROVIDED that, for the purpose of calculating Cash Flow Leverage in Section 6.13, the

               Subordinated Notes shall be excluded from the calculation of total liabilities of Borrower), PLUS, (b) the aggregate effective amount of all letters of credit for which such Person is the account party as of that date PLUS (c) the aggregate obligations of that Person under all Guaranty Obligations as of that date."

          2. AMENDMENT TO SECTION 1.1 - ADDITION. Section 1.1 of the Loan Agreement is amended to add the following new definitions at the appropriate alphabetical places:

               "INDENTURE" means the Indenture to be dated on or about
               February 26, 1996 between Borrower and First Trust of California, N.A., as trustee, covering the Subordinated Notes.

               "SUBORDINATED NOTES" means the convertible subordinated notes due 2006 to be issued by Borrower pursuant to the Indenture.

          3. AMENDMENT TO SECTION 6.9. Section 6.9 of the Loan Agreement is hereby amended to read in full as follows:

          "6.9 INDEBTEDNESS AND GUARANTY OBLIGATIONS. Create, incur or assume any Indebtedness or Guaranty Obligation EXCEPT:

               (a) Indebtedness and Guaranty Obligations existing on the Closing Date and disclosed in SCHEDULE 6.9, and renewals, extensions or amendments that do not increase the amount thereof;

               (b)  Indebtedness and Guaranty Obligations under the Loan
          Documents;

               (c)  Secured Swap Agreements;

               (d) Indebtedness owed on an intercompany basis among Borrower and its Subsidiaries;

               (e) Indebtedness consisting of Capital Lease Obligations or purchase money debt that does not exceed $500,000 incurred during the term of this Agreement;

               (f) Guaranty Obligations in support of the obligations of a wholly-owned Subsidiary; and

               (g) the Subordinated Notes, in a principal amount not in excess of $57,500,000.

          4. CONDITIONS PRECEDENT. This Amendment shall not be effective until each of the following conditions precedent has been satisfied or waived in writing by the Requisite Banks:

               (a) the Agent shall have received a certified copy of the Indenture, which shall be in the form of the draft thereof dated February 6, 1996 with such changes thereto as the Requisite Banks may approve;

               (b) Borrower shall have received (or shall concurrently receive) on or before March 15, 1996 not less than $40,000,000 in cash proceeds from the issuance and sale of the Subordinated Notes; and

               (c) Borrower shall have applied (or shall concurrently apply) cash proceeds from the issuance and sale of the Subordinated Notes to prepay in full and cancel the Line B Notes in accordance with
          Section 3.1(f) of the Loan Agreement.

          5. REPRESENTATIONS OF BORROWER. Borrower hereby represents and warrants to the Agent and the Banks that:

               (a) The execution, delivery and performance of this Amendment by Borrower have been authorized by all necessary corporate action;

               (b) This Amendment has been duly executed and delivered by Borrower and constitutes the legal, valid and binding obligations of Borrower, enforceable in accordance with its terms; and

               (c) No Default or Event of Default under the Loan Agreement (as modified hereby) has occurred and is continuing.

          6. EFFECT OF AMENDMENT. Except as expressly amended hereby, the Loan Agreement shall remain in full force and effect in accordance with its terms. Except as otherwise provided herein, the Loan Agreement is in all respects ratified and confirmed.

          7. APPLICABLE LAW. This Amendment shall be governed by and shall be construed and enforced in accordance with the local laws of the State of California.

          8. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the date first written above.


RICHEY ELECTRONICS, INC.                        FIRST INTERSTATE BANK OF
                                                CALIFORNIA, as Agent


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[Printed Name and Title]                        [Printed Name and Title]


                                                FIRST INTERSTATE BANK OF
                                                CALIFORNIA, as a Bank

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[Printed Name and Title]

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                                                 ------------------------------
                                                  [Printed Name and Title]